Exhibit 23





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56596 of Washington Mutual Finance Corporation on Form S-3 of our report dated February 28, 2003 appearing in this Annual Report on Form 10-K of Washington Mutual Finance Corporation and subsidiaries for the year ended December 31, 2002.





Deloitte & Touche LLP
Tampa, Florida
March 27, 2003